UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): May 15, 2015

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

 Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Effective June 8, 2015, the Board of Directors of J. C. Penney Company, Inc. (the “Company”) has elected Andrew S. Drexler as Senior Vice President, Chief Accounting Officer and Controller of the Company. In connection with his appointment, Mr. Drexler will become the Company’s principal accounting officer. Mr. Drexler succeeds Dennis P. Miller who will remain principal accounting officer until that time.

Mr. Drexler, 44, is joining the Company from Giant Eagle, Inc. (“Giant Eagle”), a grocery retailer, where he served as Senior Vice President and Chief Financial Officer since 2014. Prior to joining Giant Eagle, Mr. Drexler served as Senior Vice President Finance and Corporate Controller of GNC Holdings, Inc. (“GNC”) from 2011 to 2014. Prior to joining GNC, Mr. Drexler held various positions with Wal-Mart Stores, Inc. ("Walmart") from 2001 to 2011, including Vice President of Finance, Information Systems Division from 2010 to 2011 and Vice President of Finance, Membership, Marketing, Operations and Ecommerce, Sam’s Club Division from 2008 to 2010. Prior to joining Walmart, Mr. Drexler was with PricewaterhouseCoopers, LLP from 1993 to 2001. Mr. Drexler is a certified public accountant.

In connection with his employment, Mr. Drexler and the Company entered into a letter agreement dated May 15, 2015, describing certain terms of his employment. A copy of the letter agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. As an executive officer of the Company, Mr. Drexler will be eligible to enter into a Termination Pay Agreement, the form of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Mr. Drexler and the Company have not entered into an employment agreement. There are no arrangements or understandings between Mr. Drexler and any other person pursuant to which he was elected as an executive officer of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 15, 2015. At the Annual Meeting, stockholders considered and voted upon three proposals: (1) to elect ten directors nominated by the Board of Directors for a one-year term expiring at the next annual meeting of stockholders or until their successors are elected and qualified; (2) to ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending January 30, 2016; and (3) to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement. The final results of the voting on each proposal were as follows:

1. Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Colleen Barrett	134,518,112	11,130,298	623,401	97,360,749
Marvin Ellison	144,212,845	1,393,857	665,109	97,360,749
Thomas Engibous	140,994,340	4,481,899	795,572	97,360,749
Craig Owens	142,740,890	2,777,167	753,754	97,360,749
Leonard Roberts	140,510,891	4,975,234	785,686	97,360,749
Steve Sadove	143,326,944	2,194,918	749,949	97,360,749
Javier Teruel	141,684,314	3,751,765	835,732	97,360,749
Gerald Turner	140,358,700	5,258,393	654,718	97,360,749
Ronald Tysoe	139,795,577	5,750,576	725,658	97,360,749
Myron E. Ullman, III	143,365,475	2,247,660	658,676	97,360,749

2. Ratification of Appointment of Independent Auditor.

For	Against	Abstain	Broker Non-Votes
238,672,811	3,674,926	1,284,823	N/A

3. Advisory Vote on Compensation of Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
134,145,288	10,877,200	1,249,323	97,360,749

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1 Letter Agreement dated May 15, 2015 between J. C. Penney Company, Inc. and Andrew S. Drexler

Exhibit 10.2 Form of Termination Pay Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Janet Link Janet Link Executive Vice President, General Counsel

Date:  May 21, 2015

EXHIBIT INDEX

Exhibit Number    Description

10.1	Letter Agreement dated May 15, 2015 between J. C. Penney Company, Inc. and Andrew S. Drexler

10.2	Form of Termination Pay Agreement